NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Second Quarter 2017 Results

•	Revenue expanded 7% to $814 million, driven by recent commercial investments and record performances in Distribution and Performance Products and Solutions

•	GAAP EPS loss of $2.20 due to the loss from discontinued operations resulting from the sale of Designed Structures and Solutions

•	Adjusted EPS increased 7% to $0.63 from $0.59 offsetting significantly higher raw material costs

•	Completed acquisitions of Rutland and Mesa, expanding specialty colorant solutions portfolio

CLEVELAND - July 25, 2017 - PolyOne Corporation (NYSE: POL) today reported its second quarter results for 2017. GAAP EPS loss of $2.20 due to the loss from the sale of Designed Structures and Solutions (DSS), which is now presented as discontinued operations. This compares to GAAP EPS of $0.59 in the prior year second quarter. Excluding special items (see Attachment 1), adjusted earnings per share expanded to $0.63 from $0.59.

“The last few weeks mark an important inflection point in our specialty journey as we have completed the divestiture of DSS and reinvested the proceeds to acquire Rutland and Mesa,” said Robert M. Patterson, chairman, president and chief executive officer, PolyOne Corporation. “These portfolio actions enable us to focus on our core areas of expertise and better serve our customers with an expanded offering of specialty solutions.”

“Our customers recognize and value the important role of color and design in their products as the ultimate expression of consumer preference,” Mr. Patterson added. “Both Rutland and Mesa share PolyOne’s passion for innovative color solutions and make great additions to our specialty portfolio.”

“We’re further pleased to have these businesses join forces with us at a time when we have momentum and are demonstrating strong organic growth,” said Mr. Patterson. “Sales and adjusted EPS both increased 7% over the prior year. 6% of the sales growth is organic with broad-based gains resulting from the significant investments we have made in commercial resources in each of our segments.”

Bradley C. Richardson, executive vice president and chief financial officer, commented, “Over the last three years we have invested heavily in additional commercial resources, most notably increasing our sales force by almost 20% over this time period. These resources, coupled with innovative service offerings such as IQ Design and LSS Customer First, have been the driving force behind our sales growth.”

Mr. Richardson continued, “Two of our segments, Performance Products and Solutions and Distribution delivered record levels of second quarter operating income, largely driving results for the quarter. Adjusted EPS on a consolidated basis was impacted by raw material inflation, which compressed margins and partially offset our sales gains, most notably in our Specialty Engineered Materials segment. Although raw material index prices have begun to moderate, our costs were substantially higher than the prior year.”

Commenting further on the company’s performance and outlook, Mr. Patterson said, “I’m pleased with our success in driving revenue growth - and especially proud that all four of our segments delivered organic top line expansion for the second consecutive quarter. As we look ahead, I am confident our now streamlined structure will accelerate innovation and improve service in our core areas of expertise as we pursue our 2020 Platinum Vision.”

Conference Call
As previously announced, the company will conduct a conference call to discuss its financial results for the first quarter 9:00 a.m. Eastern Time on Tuesday, July 25, 2017. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 51684828. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on July 25, 2017. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 51684828.

About PolyOne
PolyOne Corporation is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to realize anticipated savings and operational benefits from the realignment of assets, including the closure of manufacturing facilities; the timing of closings and shifts of production to new facilities related to asset realignments and any unforeseen loss of customers and/or disruptions of service or quality caused by such closings and/or production shifts; separation and severance amounts that differ from original estimates; amounts for non-cash charges related to asset write-offs and accelerated depreciation realignments of property, plant and equipment that differ from original estimates; our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired businesses into our operations, including whether such businesses will be accretive, retain the management teams of acquired businesses, and retain relationships with customers of acquired businesses; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Sales	$814.1	$758.2	$1,610.8	$1,497.1
Operating income	80.0	81.8	164.0	152.2
Net income from continuing operations attributable to PolyOne shareholders	49.6	50.1	97.9	88.4
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.61	$0.59	$1.20	$1.05
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.60	$0.59	$1.19	$1.04

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$49.6	$0.60	$50.1	$0.59
Special items, after tax (Attachment 3)	2.2	0.03	0.2	—
Adjusted net income / EPS - excluding special items	$51.8	$0.63	$50.3	$0.59

	Six Months Ended June 30, 2017		Six Months Ended June 30, 2016
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$97.9	$1.19	$88.4	$1.04
Special items, after tax (Attachment 3)	3.1	0.03	6.9	0.08
Adjusted net income / EPS - excluding special items	$101.0	$1.22	$95.3	$1.12

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Sales	$814.1	$758.2	$1,610.8	$1,497.1
Cost of sales	626.1	576.3	1,240.5	1,138.6
Gross margin	188.0	181.9	370.3	358.5
Selling and administrative expense	108.0	100.1	206.3	206.3
Operating income	80.0	81.8	164.0	152.2
Interest expense, net	(15.2)	(14.6)	(29.8)	(29.2)
Debt extinguishment costs	—	(0.4)	(0.3)	(0.4)
Other (expense) income, net	(1.4)	0.1	(2.5)	0.1
Income from continuing operations before income taxes	63.4	66.9	131.4	122.7
Income tax expense	(13.8)	(16.8)	(33.5)	(34.4)
Net income from continuing operations	49.6	50.1	97.9	88.3
(Loss) income from discontinued operations, net of income taxes	(231.0)	(0.1)	(232.4)	0.7
Net (loss) income	$(181.4)	$50.0	$(134.5)	$89.0
Net loss attributable to noncontrolling interests	—	—	—	0.1
Net (loss) income attributable to PolyOne common shareholders	$(181.4)	$50.0	$(134.5)	$89.1

Earnings (loss) per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.61	$0.59	$1.20	$1.05
Discontinued operations	(2.83)	—	(2.84)	0.01
Total	$(2.22)	$0.59	$(1.64)	$1.06
Earnings (loss) per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.60	$0.59	$1.19	$1.04
Discontinued operations	(2.80)	—	(2.82)	0.01
Total	$(2.20)	$0.59	$(1.63)	$1.05

Cash dividends declared per share of common stock	$0.135	$0.120	$0.270	$0.240

Weighted-average shares used to compute earnings per common share:
Basic	81.8	84.1	81.9	84.4
Diluted	82.5	84.7	82.6	84.9

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of sales:
Restructuring costs	$2.7	$(1.0)	$2.7	$(0.9)
Environmental remediation costs	(5.0)	(2.1)	(7.2)	(3.8)
Reimbursement of previously incurred environmental costs	3.8	5.3	3.8	5.3
Acquisition related costs	(1.3)	(2.0)	(1.5)	(4.5)
Impact on cost of sales	0.2	0.2	(2.2)	(3.9)

Selling and administrative expense:
Restructuring, legal and other	(7.1)	(5.6)	(5.7)	(11.5)
Acquisition related costs	(0.3)	(0.6)	(1.0)	(0.9)
Impact on selling and administrative expense	(7.4)	(6.2)	(6.7)	(12.4)

Impact on operating income	(7.2)	(6.0)	(8.9)	(16.3)

Debt extinguishment costs	—	(0.4)	(0.3)	(0.4)
Other income, net	(0.4)	(0.1)	(0.3)	0.1
Impact on income from continuing operations before income taxes	(7.6)	(6.5)	(9.5)	(16.6)
Income tax benefit on above special items	2.6	2.6	3.5	6.4
Tax adjustments(2)	2.8	3.7	2.9	3.3
Impact of special items on net (loss) income from continuing operations attributable to PolyOne Shareholders	$(2.2)	$(0.2)	$(3.1)	$(6.9)

Diluted earnings per common share impact	$(0.03)	$—	$(0.03)	$(0.08)

Weighted average shares used to compute adjusted earnings per share:
Diluted	82.5	84.7	82.6	84.9

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax expense/benefit from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$191.1	$225.5
Accounts receivable, net	435.7	325.6
Inventories, net	296.0	266.4
Current assets held-for-sale	142.6	86.5
Other current assets	69.9	45.5
Total current assets	1,135.3	949.5
Property, net	435.6	426.3
Goodwill	598.5	532.7
Intangible assets, net	403.4	342.7
Non-current assets held for sale	—	347.4
Other non-current assets	139.8	139.8
Total assets	$2,712.6	$2,738.4

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$17.6	$18.5
Accounts payable	376.8	320.9
Current liabilities held-for-sale	39.5	45.3
Accrued expenses and other current liabilities	112.3	125.2
Total current liabilities	546.2	509.9
Non-current liabilities:
Long-term debt	1,382.5	1,239.4
Pension and other post-retirement benefits	63.6	63.1
Non-current liabilities held for sale	—	52.8
Other non-current liabilities	162.2	147.7
Total non-current liabilities	1,608.3	1,503.0
Shareholders’ equity:
PolyOne shareholders’ equity	557.3	724.7
Noncontrolling interests	0.8	0.8
Total equity	558.1	725.5
Total liabilities and shareholders’ equity	$2,712.6	$2,738.4

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2017	2016
Operating Activities
Net income	$(134.5)	$89.0
Adjustments to reconcile net income to net cash used by operating activities:
Loss from classification to held for sale, net of tax	229.3	—
Depreciation and amortization	52.6	49.2
Accelerated depreciation and fixed asset charges associated with restructuring activities	0.9	4.1
Gain from the sale of closed facilities	(3.1)	—
Debt extinguishment costs	0.3	0.4
Share-based compensation expense	5.7	4.3
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(98.5)	(84.3)
Increase in inventories	(17.8)	(4.3)
Increase in accounts payable	39.5	21.6
Decrease in pension and other post-retirement benefits	(6.7)	(27.1)
(Decrease) increase in accrued expenses and other assets and liabilities - net	(24.0)	1.7
Net cash provided by operating activities	43.7	54.6
Investing Activities
Capital expenditures	(34.1)	(39.6)
Business acquisitions	(137.9)	(72.8)
Sale of assets	9.8	9.0
Net cash used by investing activities	(162.2)	(103.4)
Financing Activities
Borrowings under credit facilities	699.6	471.2
Repayments under credit facilities	(555.0)	(471.4)
Purchase of common shares for treasury	(34.3)	(39.6)
Cash dividends paid	(22.2)	(20.7)
Repayment of long-term debt	(3.3)	(2.8)
Payments of withholding tax on share awards	(2.7)	(4.4)
Debt financing costs	(1.9)	(0.6)
Net cash provided (used) by financing activities	80.2	(68.3)
Effect of exchange rate changes on cash	2.7	(1.3)
Decrease in cash and cash equivalents	(35.6)	(118.4)
Cash and cash equivalents at beginning of period	226.7	279.8
Cash and cash equivalents at end of period	$191.1	$161.4

Attachment 6
PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Sales:
Color, Additives and Inks	$223.7	$212.2	$435.5	$417.1
Specialty Engineered Materials	158.7	143.3	317.8	284.3
Performance Products and Solutions	184.2	172.8	367.9	339.0
PolyOne Distribution	290.8	272.6	576.9	541.4
Corporate and eliminations	(43.3)	(42.7)	(87.3)	(84.7)
Sales	$814.1	$758.2	$1,610.8	$1,497.1

Gross margin:
Color, Additives and Inks	$80.1	$78.0	$155.3	$153.3
Specialty Engineered Materials	42.2	43.0	88.3	87.2
Performance Products and Solutions	33.7	33.0	67.6	65.4
PolyOne Distribution	33.5	29.5	64.9	60.2
Corporate and eliminations	(1.5)	(1.6)	(5.8)	(7.6)
Gross margin	$188.0	$181.9	$370.3	$358.5

Selling and administrative expense:
Color, Additives and Inks	$41.5	$39.8	$81.6	$80.2
Specialty Engineered Materials	21.9	21.6	44.4	42.4
Performance Products and Solutions	11.4	11.7	23.2	24.4
PolyOne Distribution	13.2	11.7	26.0	24.9
Corporate and eliminations	20.0	15.3	31.1	34.4
Selling and administrative expense	$108.0	$100.1	$206.3	$206.3

Operating income:
Color, Additives and Inks	$38.6	$38.2	$73.7	$73.1
Specialty Engineered Materials	20.3	21.4	43.9	44.8
Performance Products and Solutions	22.3	21.3	44.4	41.0
PolyOne Distribution	20.3	17.8	38.9	35.3
Corporate and eliminations	(21.5)	(16.9)	(36.9)	(42.0)
Operating income	$80.0	$81.8	$164.0	$152.2

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Consolidated Statements of Income	2017	2016	2017	2016

Sales	$814.1	$758.2	$1,610.8	$1,497.1

Gross margin - GAAP	188.0	181.9	370.3	358.5
Special items in gross margin (Attachment 3)	(0.2)	(0.2)	2.2	3.9
Adjusted Gross margin	$187.8	$181.7	$372.5	$362.4

Adjusted Gross margin as a percent of sales	23.1%	24.0%	23.1%	24.2%

Operating income - GAAP	80.0	81.8	164.0	152.2
Special items in operating income (Attachment 3)	7.2	6.0	8.9	16.3
Adjusted Operating income	$87.2	$87.8	$172.9	$168.5

Adjusted Operating income as a percent of sales	10.7%	11.6%	10.7%	11.3%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$63.4	$7.6	$71.0	$66.9	$6.5	$73.4

Income tax expense - GAAP	(13.8)	—	(13.8)	(16.8)	—	(16.8)
Income tax impact of special items (Attachment 3)	—	(2.6)	(2.6)	—	(2.6)	(2.6)
Tax adjustments (Attachment 3)	—	(2.8)	(2.8)	—	(3.7)	(3.7)
Income tax expense	$(13.8)	$(5.4)	$(19.2)	$(16.8)	$(6.3)	$(23.1)

Effective Tax Rate	21.8%		27.0%	25.1%		31.5%

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$131.4	$9.5	$140.9	$122.7	$16.6	$139.3

Income tax expense - GAAP	(33.5)	—	(33.5)	(34.4)	—	(34.4)
Income tax impact of special items (Attachment 3)	—	(3.5)	(3.5)	—	(6.4)	(6.4)
Tax adjustments (Attachment 3)	—	(2.9)	(2.9)	—	(3.3)	(3.3)
Income tax expense	$(33.5)	$(6.4)	$(39.9)	$(34.4)	$(9.7)	$(44.1)

Effective Tax Rate	25.5%		28.3%	28.0%		31.7%